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                                                              Exhibit 10.3.1 (A)
                        INVESTMENT TECHNOLOGY GROUP, INC.

                AMENDED NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                  1. Purpose. The purpose of this Non-Employee Directors' Stock Option Plan (the "Plan") of Investment Technology Group, Inc. (the "Company") is to promote ownership by eligible non-employee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of stockholders of the Company, and to assist the Company in attracting and retaining highly qualified persons to serve as non-employee Directors.

                  2. Definitions. In addition to terms defined in Section 1 of the Plan, the following are defined terms under the Plan:

                  (a) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.

                  (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

                  (c) "Fair Market Value" of Stock means the closing sales price of a share of Stock on the date on which such value is to be determined, as reported for such day in the Nasdaq National Market, or, if no sales of Stock were reported for such date, such closing sales price on the last preceding date on which a sale of Stock was reported in the Nasdaq National Market.

                  (d) "Option" means the right, granted to a Participant under
Section 6, to purchase Stock at the specified exercise price for a specified period of time under the Plan. Options granted under the Plan will be "non-qualified stock options" and not "incentive stock options" qualifying under
Section 422 of the Code.

                  (e) "Participant" means a Director who has been granted one or more Options which are exercisable or may become exercisable under the Plan.

                  (f) "Stock" means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 7.

                  3. Shares Available Under the Plan. The total number of shares of Stock reserved and available for issuance under the Plan is 125,000 (subject to adjustment under Section 7). Shares issued under the Plan may be authorized but unissued shares or treasury shares. If any Option expires or terminates for any reason without having been
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exercised in full, the unpurchased shares subject to such Option will again be available for issuance under the Plan.

                  4. Administration of the Plan. The Plan will be administered by the Board of Directors of the Company; provided, however, that any action by the Board of Directors relating to the Plan will be taken only if, in addition to any other required vote, approved by the affirmative vote of a majority of the Directors who are not then eligible to participate in the Plan. Ministerial tasks in connection with the Plan will be performed by executive officers of the Company.

                  5. Eligibility. Each Director of the Company who, on any date on which an Option is to be granted hereunder, is not, and has not been during the preceding three months, (i) an employee of the Company or any parent or subsidiary of the Company or (ii) a consultant who has received, during the preceding 12-month period, payments in excess of $150,000 from the Company and its subsidiaries for consulting services, will be eligible to receive a grant of an Option at such date. No person other than those specified in this Section 5 may be granted an Option under the Plan.

         6. Options. An Option to purchase 10,000 shares of Stock (subject to adjustment under Section 7) will be granted under the Plan to each person who, after the effective date of the Plan, is first elected or appointed to serve as a Director of the Company, such grant to be effective at the date of such first election or appointment, if such Director is then eligible to receive an Option grant. In addition, beginning in 1995 and each year thereafter, an Option to purchase 2,500 shares of Stock (subject to adjustment under Section 7) will be granted, on the 45th day following the Company's Annual Meeting of Stockholders at which Directors (or a class of Directors if the Company then has a classified Board of Directors) are elected or reelected by the Company's stockholders, each year to each Director of the Company who is then eligible to receive an Option grant. The foregoing notwithstanding, no Director may be granted an Option more than once during any one calendar year under the Plan. Options granted under the Plan will be subject to the following terms and conditions:

                  (a) Exercise Price. The exercise price per share of Stock purchasable under an Option will be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option.

                  (b) Option Term. Each Option will expire five years after the date of grant; provided, however, if the Participant ceases to serve as a Director of the Company prior to five years after the date of grant, the Option will expire as follows (except as otherwise provided in Section 9(e)): (i) if the Participant ceases to serve as a Director of the Company due to death, disability, or retirement at or after age 65, at the later of the date 12 months after such cessation of service or July 3, 1997, but in no event later than five years after the date of grant; (ii) if the Participant ceases to serve as a Director of the Company on or before May 4, 1997 for any reason other than due to death, disability, or retirement at or after age 65, at June 3, 1997; and
(iii) if the Participant ceases to serve as
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a Director of the Company after May 4, 1997 for any reason other than due to death, disability, or retirement at or after age 65, at the date 60 days after such cessation of service, but in no event later than five years after the date of grant.

                  (c) Exercisability. Each Option will become fully exercisable beginning at the later of three months after the date of grant or May 4, 1997, and will thereafter remain exercisable until the Option expires; provided, however, that a Participant's Option will be exercisable after the Participant ceases to serve as a Director of the Company for any reason other than death, disability, or retirement at or after age 65 only if the Option was granted at least three months prior to such cessation of service.

                  (d) Method of Exercise. A Participant (or other person entitled to exercise an Option) may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration by giving written notice of exercise to the Company specifying the Option to be exercised and the number of shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of shares of Stock acquired by the Participant prior to the exercise date and having a Fair Market Value at the time of exercise equal to the exercise price, or a combination of a cash payment and surrender of such Stock; provided, however, that shares previously acquired by exercise of a stock option granted by the Company may be surrendered under this Section 6(d) only if such shares have been held by the Director for at least six months.

         7. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split, reverse split, stock dividend, other extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of Participant's rights under the Plan, then the Board of Directors will, in a manner that is proportion to the change to the Stock and is otherwise equitable, adjust (i) the number and kind of shares of Stock reserved and available for future issuance under the Plan, (ii) the number and kind of shares of Stock to be subject to each automatic grant of Options under Section 6, and
(iii) the number and kind of shares of Stock issuable upon exercise of outstanding Options, and/or the exercise price thereof in the event of any stock dividend, stock split, spin-off or recapitalization in the form of large, special and non-recurring dividends.

                  8. Changes to the Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options under the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company's stockholders at the next annual meeting of stockholders having a record date after the date such action was taken if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or securities exchange on which the Stock may then be quoted or listed, or if the Board of Directors determines in its discretion to seek such stockholder approval; provided, however, that, without the consent of an affected
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Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option; and provided, further, that any Plan provision that specifies the Directors who may receive grants of Options, the amount and price of securities to be granted to such Directors, and the timing of grants to such Directors, or is otherwise a "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Code or the rules thereunder.

                  9.  General Provisions.

                  (a) Consideration for Grants; Agreements. Options will be granted under the Plan in consideration of the services of Participants and, except for the payment of the Option exercise price, no other consideration shall be required therefor. Grants of Options will be evidenced by agreements executed by the Company and the Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board of Directors may from time to time approve.

                  (b) Compliance with Laws and Obligations. The Company will not be obligated to issue Stock in connection with any Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law, any requirement under any listing agreement between the Company and any automated quotation system or securities exchange, or any other law, regulation, or contractual obligation, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

                  (c) Non-transferability. Options and any other right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-1(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death), and will be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative.

                  (d) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to any Participant or any Option, or would cause any Participant to not be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements or to preserve such status as a "disinterested person." In addition, the Board of Directors shall have no authority to
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make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder, make any adjustment under Section 9, or take other action if and to the extent such authority would cause a Participant's transactions under the Plan not to be exempt, or would cause a Participant to not be deemed a "disinterested person," under Rule 16b-3.

                  (e) Continued Service as an Employee. If a Participant ceases serving as a Director and, immediately thereafter, he is employed by the Company or any subsidiary, then, solely for purposes of Sections 6(b) and (c) of the Plan, such Participant will not be deemed to have ceased service as a Director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a Director; provided, however, that such former Director will not be eligible for additional grants of Options under the Plan.

                  (f) No Right to Continue as a Director; Other Compensation. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a Director of the Company. Nothing contained in the Plan or any agreement hereunder will preclude the Company from paying other compensation to Directors, including grants of options and stock-related awards under other plans and arrangements.

                  (g) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any rights of a stockholder of the Company unless and until an Option is duly exercised hereunder.

                  (h) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Delaware and applicable federal law.

                  10. Effective Date and Duration of Plan. The Plan will be effective on June 28, 1995, subject to subsequent approval, at or before the Company's 1996 Annual Meeting of Stockholders, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Rule 16b-3 under the Exchange Act, the Nasdaq National Market, and other laws, regulations, and obligations of the Company applicable to the Plan. Options shall be automatically granted prior to such stockholder approval in accordance with the terms of the Plan, but such Options shall not be exercisable until such time as stockholders have approved the Plan in accordance with this Section 10, and such Options shall be forfeited if stockholders have failed to approve the Plan by the close of business of the 1996 Annual Meeting of Stockholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Options under the Plan.

Adopted by the Board of Directors: June 28, 1995